 Exhibit 99.2

Masco Corporation
Unaudited Pro Forma Consolidated Financial Information

On November 6, 2019, Masco Corporation (“Masco”) completed the previously-announced sale (the “Transaction”) of Milgard Manufacturing Incorporated, a Washington corporation, which operates under the name Milgard Windows and Doors ("Milgard"), to MIWD Holding Company LLC, a Delaware limited liability company. The purchase price for the Transaction was $725 million in cash, and we expect to recognize a gain on the divestiture of approximately $395 million. The Transaction closed in accordance with the terms of the stock purchase agreement entered into on September 29, 2019.

On September 6, 2019, Masco completed the sale of the UK Window Group (“UKWG”). We determined that the combined sale of Milgard and UKWG (the “Separations”) represented a strategic shift that will have a major effect on our operations and financial results, as these businesses represented all of our windows businesses and all remaining businesses in the Windows and Other Specialty Products segment. As a result, we believe including UKWG as part of the pro forma financial statements is appropriate and more meaningful than solely depicting the Milgard divestiture, as the pro forma financial statements reflect Masco’s financial results excluding all of the results of our windows businesses.

The unaudited pro forma condensed consolidated statements of operations have been prepared as though the Separations occurred on January 1, 2018. The historical financial statements have been recast for periods required under ASC 205-20.  The following unaudited pro forma condensed consolidated balance sheet of Masco as of September 30, 2019 has been prepared as though the Separations occurred on September 30, 2019.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only, and do not reflect Masco’s financial position or results of operations had the Separations occurred on the dates indicated and are not necessarily indicative of Masco’s future financial position and future results of operations.  Beginning with Masco’s quarterly report for third quarter of 2019, Milgard and UKWG’s historical financial results for periods prior to the Separations were reflected in Masco’s consolidated financial statements within discontinued operations.

The information in the Windows Businesses’ Separation column of the unaudited pro forma condensed consolidated statements of operations was derived from Masco’s unaudited financial statements for the nine months ended September 30, 2019 and Masco’s audited financial statements for the years ended December 31, 2018, 2017, and 2016, adjusted to include certain costs that are directly attributable to the windows businesses and are factually supportable, and to exclude corporate overhead costs that were previously allocated to the windows businesses for each period. The information in the Windows Businesses’ Separation column of the unaudited pro forma condensed consolidated balance sheet was derived from Masco’s unaudited financial statements as of September 30, 2019, adjusted to include certain assets and liabilities that are directly attributable to the windows businesses and are factually supportable.

The Pro Forma Adjustments column in the unaudited pro forma condensed consolidated balance sheet reflects additional pro forma adjustments which are described in the accompanying notes.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the related notes to these financial statements and with Masco’s historical consolidated financial statements and the related notes included in Masco’s previous filings with the Securities and Exchange Commission.

MASCO CORPORATION AND CONSOLIDATED SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2019
(In millions, except per share amounts)

	Masco Historical	Windows Businesses' Separation (A) (B)	Notes	Pro Forma Masco Continuing Operations
Net Sales	$5,787	$—	(C)	$5,787
Cost of sales	3,813	—		3,813
Gross profit	1,974	—		1,974
Selling, general and administrative expenses	1,047	—		1,047
Impairment charge for other intangible assets	9	—		9
Operating profit	918	—		918
Interest expense	(119)	—		(119)
Other, net	(16)	—		(16)
Income from continuing operations before income taxes	783	—		783
Income tax expense	202	—		202
Income from continuing operations	$581	$—		$581
		—
Income from continuing operations attributable to Masco Corporation	$546	$—		$546

Basic income per common share attributable to Masco Corporation:
Income from continuing operations	$1.88			$1.88
Weighted average shares outstanding	289			289

Diluted income per common share attributable to Masco Corporation:
Income from continuing operations	$1.87			$1.87
Weighted average shares outstanding	290			290

MASCO CORPORATION AND CONSOLIDATED SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2018
(In millions, except per share amounts)

	Masco Historical	Windows Businesses' Separation (A)	Notes	Pro Forma Masco Continuing Operations
Net Sales	$8,359	$(755)	(C)	$7,604
Cost of sales	5,670	(596)		5,074
Gross profit	2,689	(159)		2,530
Selling, general and administrative expenses	1,478	(119)		1,359
Operating profit	1,211	(40)		1,171
Interest expense	(156)	—		(156)
Other, net	(13)	—		(13)
Income from continuing operations before income taxes	1,042	(40)		1,002
Income tax expense	258	(15)	(D)	243
Income from continuing operations	$784	$(25)		$759

Income from continuing operations attributable to Masco Corporation	$734	$(25)		$709

Basic income per common share attributable to Masco Corporation:
Income from continuing operations	$2.38			$2.30
Weighted average shares outstanding	305			305

Diluted income per common share attributable to Masco Corporation:
Income from continuing operations	$2.37			$2.29
Weighted average shares outstanding	307			307

MASCO CORPORATION AND CONSOLIDATED SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2017
(In millions, except per share amounts)

	Masco Historical	Windows Businesses' Separation (A)	Notes	Pro Forma Masco Continuing Operations
Net Sales	$7,642	$(737)	(C)	$6,905
Cost of sales	5,030	(561)		4,469
Gross profit	2,612	(176)		2,436
Selling, general and administrative expenses	1,418	(120)		1,298
Operating profit	1,194	(56)		1,138
Interest expense	(278)	(1)		(279)
Other, net	(32)	—		(32)
Income from continuing operations before income taxes	884	(57)		827
Income tax expense	304	(21)	(D)	283
Income from continuing operations	$580	$(36)		$544

Income from continuing operations attributable to Masco Corporation	$533	$(36)		$497

Basic income per common share attributable to Masco Corporation:
Income from continuing operations	$1.68			$1.57
Weighted average shares outstanding	314			314

Diluted income per common share attributable to Masco Corporation:
Income from continuing operations	$1.66			$1.55
Weighted average shares outstanding	318			318

MASCO CORPORATION AND CONSOLIDATED SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2016
(In millions, except per share amounts)

	Masco Historical	Windows Businesses' Separation (A)	Notes	Pro Forma Masco Continuing Operations
Net Sales	$7,361	$(699)	(C)	$6,662
Cost of sales	4,899	(578)		4,321
Gross profit	2,462	(121)		2,341
Selling, general and administrative expenses	1,375	(129)		1,246
Operating profit	1,087	8		1,095
Interest expense	(229)	(2)		(231)
Other, net	(26)	—		(26)
Income from continuing operations before income taxes	832	6		838
Income tax expense	296	3	(D)	299
Income from continuing operations	$536	$3		$539

Income from continuing operations attributable to Masco Corporation	$493	$3		$496

Basic income per common share attributable to Masco Corporation:
Income from continuing operations	$1.49			$1.50
Weighted average shares outstanding	326			326

Diluted income per common share attributable to Masco Corporation:
Income from continuing operations	$1.48			$1.49
Weighted average shares outstanding	330			330

MASCO CORPORATION AND CONSOLIDATED SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2019
(In millions, except share and per share amounts)

	Masco Historical	Windows Businesses' Separation (A)	Pro Forma Adjustments	Notes	Pro Forma Masco Continuing Operations
ASSETS
Current assets:
Cash and cash investments	$475	$725	$—		$1,200
Receivables	1,177	—	—		1,177
Inventories	924	—	—		924
Prepaid expenses and other	105	—	—		105
Assets held for sale	111	(111)	—		—
Total current assets	2,792	614	—		3,406
Property and equipment, net	1,017	—	—		1,017
Operating lease right-of-use assets	183	—	—		183
Goodwill	687	—	—		687
Other intangible assets, net	264	—	—		264
Other assets	85	—	—		85
Assets held for sale	492	(492)	—		—
Total assets	$5,520	$122	$—		$5,642

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$879	$—	$—		$879
Notes payable	208	—	—		208
Accrued liabilities	682	—	14	(E)	696
Liabilities held for sale	140	(140)	—		—
Total current liabilities	1,909	(140)	14		1,783
Long-term debt	2,771	—	—		2,771
Other liabilities	684	—	—		684
Liabilities held for sale	133	(133)	—		—
Total liabilities	5,497	(273)	14		5,238
Equity:
Common shares - $1 par value; Authorized shares: 1,400,000,000; Issued and outstanding: 284,100,000	284	—	—		284
Preferred shares authorized: 1,000,000; Issues and outstanding – None	—	—	—		—
Paid-in capital	—	—	—		—
Retained (deficit) equity	(309)	395	(14)	(F)	72
Accumulated other comprehensive loss	(118)	—	—		(118)
Total Masco Corporation’s shareholders’ (deficit) equity	(143)	395	(14)		238
Noncontrolling interest	166	—	—		166
Total equity	23	395	(14)		404
Total liabilities and equity	$5,520	$122	$—		$5,642

MASCO CORPORATION AND CONSOLIDATED SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(A)
The information in the Window Businesses’ Separation column of the unaudited pro forma condensed consolidated statements of operations was derived from Masco’s unaudited financial statements for the nine months ended September 30, 2019 and Masco’s audited financial statements for the years ended December 31, 2018, 2017, and 2016, adjusted to include certain costs that are directly attributable to the windows businesses and are factually supportable, and to exclude corporate overhead costs that were previously allocated to the windows businesses for each period. The information in the Windows Businesses’ Separation column of the unaudited pro forma condensed consolidated balance sheet was derived from Masco’s unaudited financial statements as of September 30, 2019, adjusted to include certain assets and liabilities that are directly attributable to the windows businesses and are factually supportable. The Windows Businesses’ Separation column also reflects the $725 million cash proceeds received in conjunction with the sale of Milgard. The UKWG proceeds were already reflected in the September 30, 2019 unaudited pro forma balance sheet.

(B)
Amounts reported in Masco's Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019, as filed with the Securities and Exchange Commission on October 30, 2019, which presents the results of operations of the Milgard and UKWG businesses as discontinued operations. Therefore, no adjustments are necessary.

(C)
Net sales for Milgard were $432 million, $605 million, $575 million, and $529 million for the nine months ended September 30, 2019 and years ended December 31, 2018, 2017, and 2016, respectively. Net sales for UKWG were $83 million, $150 million, $162 million, and $170 million for the nine months ended September 30, 2019 and years ended December 31, 2018, 2017, and 2016, respectively.

(D)	Represents the tax impact of the Separations of the windows businesses from Masco.

(E)
Reflects additional one-time transaction costs of $14 million expected to be incurred subsequent to September 30, 2019.  One-time transaction costs incurred by Masco for the nine months ended September 30, 2019 was $7 million.  Masco expects to incur and pay an aggregate of approximately $21 million of one-time transaction costs associated with the Separations, including legal and advisory costs.

(F)	Shareholders’ (deficit) equity was adjusted for the pro forma adjustments specified in Notes (A) and (E), including the $725 million cash proceeds received in conjunction with the sale of Milgard.